Exhibit (h)(27)

EXHIBIT C

SHAREHOLDER SERVICING AGREEMENT

Name of Bond		Bond or Policy No.	Insurer
Investment Company		87015117B	ICI
Blanket Bond Form			Mutual
			Insurance
			Company
Fidelity	$65,000,000
Audit Expense	50,000
On Premises	65,000,000
In Transit	65,000,000
Forgery or Alteration	65,000,000
Securities	65,000,000
Counterfeit Currency	65,000,000
Uncollectible Items of Deposit	25,000
Phone-Initiated Transactions	65,000,000
Computer Security	65,000,000

Directors and Officers/		87015117D	ICI
Errors and Omissions Liability			Mutual
Insurance Form			Insurance
Total Limit	$75,000,000		Company

Blanket Undertaking Lost Instrument Waiver of Probate		42SUN339806	Hartford
			Casualty
			Insurance

Effective May 31, 2017